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                                                                EXHIBIT 4(a)(iv)

     Any Subsequent Indenture with respect to Senior Debt Securities entered into subsequent to the Subsequent Indenture described in Exhibit 4(a)(iii) will be substantially the same as the Indenture, dated as of October 1, 1993, between the Company and The Chase Manhattan Bank (National Association) contained as
Exhibit 4(a)(ii) to the Registration Statement except that the name of any Subsequent Trustee with respect to any Subsequent Indenture will be inserted and any Subsequent Indenture will be dated as of a current date.